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                                                         EXHIBIT 99.1

             SAFE TECHNOLOGIES ISSUES A
         MANAGEMENT REPORT TO SHAREHOLDERS



Palm Beach, FL.  April 18, 2000, - Safe Technologies
International, Inc., (OTC: Bulletin Board: SFAD) issued a statement, today.

Brad Tolley, V.P. of Investor Relations said " We know
that our Shareholders are wanting information, but, it
has not been possible, to reply one on one.   Thus,
we are reporting, to Shareholders, simultaneously, regarding their recent, two, most frequently asked questions."

"As to Shareholders questions regarding SFAD stock price, Management understands that stock price is important, but the Company does not control the stock's movement. Currently, we are caught in the gyrations of a volatile market, along with other public companies.
We are not happy about this condition; we have to manage expectations of acquisition candidates, investors, marketing partners, employees, etc., with a changing value of the Company from day to day. What we are doing is concentrating on building the Company.

As to Shareholders wanting information, regarding the
February 10th PR Release, Management is unable to provide
any definitive information, at this time.   We had
expected to be able to conclude negotiations faster."

Mr. Tolley concluded by saying "be assured that Management will inform the Shareholders upon, either the successful conclusion or failure of the negotiations."


SOURCE:    Safe Technologies International, Inc.,(SFAD)
CONTACT:   Brad Tolley VP Investor Relations
TEL:       561-832-2700
EMAIL:     investor.relations@safetechnologies.com
HTTP://    www.safetechnologies.com

Forward-Looking Statements: Except for the historical information contained herein, this news release may contain forward looking statements within the meaning of Section 27A of the Securities Act of l934, as amended, that may involve risks and uncertainties, including those relating to the availability of suitable financial resources, the availability of management, unproven market for SFAD's products and services as well as other risks detailed from time to time in the Company's SEC reports, including reports on Form 10KSB for the year ended December 31, 1998 and Form 10-QSB for the quarter ended September 30, 1999.